Exhibit 99.1

From the CEO’s Desk

Hello again!  Spring has finally sprung again in Northwest Kansas and many of you are busily out preparing for and planting next fall’s corn and milo crops.  Similarly, Western Plains Energy continues to busily working to continually improve operations.  Projects, projects, projects.  Beginning with the Enogen grain trials and commercialization work with Syngenta nearly three years ago, WPE has been steadily working to improve both current processes as well as trying out new technologies for the ethanol industry.  May is the month that many of these new ideas come on-line.

We have re-routed our CO2 scrubber to send the water to distillation instead of straight back to our process water.  By doing so, we were able to capture ethanol we were making and losing to the atmosphere.  This minor change is working well.  Capturing these lost gallons has resulted in a lower cost per gallon of ethanol production.

Chemical costs are another area of continual focus within the industry.  WPE is no different in this regard.  As is the case with many others in the ethanol industry, WPE has begun utilizing anhydrous ammonia in fermentation instead of urea.  This change has taken longer to implement than we had originally anticipated.  The fermentation process is very sensitive to pH.  The introduction of the anhydrous ammonia can change pH much more rapidly than usual and that affects the yeast reaction.  Although we have had some challenges in getting the system totally on-line, we have ceased introduction on anhydrous ammonia in the cook process and reduced the amount of Sulphuric acid as well.  As a result, chemical costs are down significantly.

This winter we began construction of a fifth fermenter.  In response to the new construction, I am often asked “is WPE expanding?”  Technically, the answer to that question is no.  The purpose of the fermenter is to extend fermentation time and increase ethanol yield per bushel.  As many of you know, the Enogen grain we have been utilizing allows us to have much higher starch levels in our fermenters than a traditional ethanol facility.  As a result, there is more work for the yeast to do.  The easiest way to think of the process is that the yeast have a bigger meal to consume and by adding an additional fermenter, we are giving them more time to finish it.

Along with my responsibilities at WPE, I continue to represent you and the ethanol industry at both the state and national level.  I am truly blessed to have such a fine staff and workforce at WPE.  The challenges for the industry remain pressing.  I will continue to fight these battles as the chairman of the Kansas Association of Ethanol Processors and as a board member of Growth Energy, an ethanol industry advocacy group.  Without a capable group at WPE, I would not be able to spend the time required to effectively perform these roles.  This summer, we anticipate that the EPA will rule on our petition to increase fuel blends to E15.  In addition to promoting higher blends, Growth Energy continues to fight back against our critics.  If you have not seen the national television advertisements airing on Fox News, CNN, HLN, and MSNBC you can go to www.growthenergy.org and view them.  You can also help by signing up to be a member of Growth Force at the same web site.  Eventually, our elected officials need to execute a true energy policy.  Ethanol is the ONLY true answer.  While wind and solar are great energy sources, neither impact our dependence on foreign oil.  The US has not produced electricity in any measurable amount from crude oil in decades.  Oil is used for transportation fuel, and so long as we remain dependent upon it to power our vehicles, we will remain dependent upon foreign oil.

As always, I thank you for the opportunity to work for you.  Even with all of the challenges facing our industry, it is a pleasure to get up and go to work everyday.  Rest assured, we will continue to work hard for you in the future.  Be safe and enjoy the rest of the spring and have a great summer!

Sincerely,

/s/ Steven R. McNinch
Steven R. McNinch
CEO Western Plains Energy, L.L.C.

From the Financial Corner

We have just completed our second quarter for fiscal 2010.  Below you will find our unaudited income statement comparing the three and six month periods ended March 31, 2010 and 2009.  Although we posted a modest increase in net income for the second quarter of fiscal 2010 as compared to fiscal 2009, thanks to a strong first quarter in fiscal 2010, we recognized nearly a $7.5 million year to date net income in fiscal 2010, as compared to a net loss of approximately $400,000 for fiscal 2009.  You will also find our balance sheet comparing our financial position at March 31, 2010 and September 30, 2009, the end of our 2009 fiscal year.  Although Member’s Equity declined modestly, primarily as a result of distributions paid to our Members, our balance sheet remains financially sound and our lack of debt has benefited our ability to weather the financial challenges the ethanol industry has experienced recently.

As Steve McNinch has stated, we continue to look for ways to improve our plant and all the current projects are proceeding on schedule. I would like to remind   you all to visit our website at westernplainsenergy.biz, where you can click on any of several links to access stock, proxy, SEC financial statement filings, and even the local weather. As always, if you have any questions that I can help with, please don’t hesitate to contact me.

Curt Sheldon

CAO, Western Plains Energy

WESTERN PLAINS ENERGY, L.L.C.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE  AND SIX MONTHS ENDED MARCH 31, 2010 AND 2009

(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	MARCH 31,		MARCH 31,
	2010	2009	2010	2009

REVENUE	$23,156,723	$22,545,319	49,825,922	$47,045,707
COST OF SALES	19,298,620	19,129,066	37,825,356	43,101,386
GROSS PROFIT	3,858,103	3,416,253	12,000,566	3,944,321

EXPENSES
General and administrative expenses	689,718	603,303	1,341,246	1,179,371
Depreciation expense	1,646,773	1,593,886	3,273,686	3,192,999
Amortization expense	10,110	10,110	20,220	20,220
Total expenses	2,346,601	2,207,299	4,635,152	4,392,590

Income from operations	1,511,502	1,208,954	7,365,414	(448,269)

Other income (expense)
Interest expense	—	(4,932)	—	(9,973)
Interest from Industrial Development Revenue Bonds	280,000	280,000	560,000	560,000
Plant lease expense	(280,000)	(280,000)	(560,000)	(560,000)
Bioenergy incentive program income	—	—	148,999	—
Interest income	16,438	16,688	32,762	43,255
Other income (expense)	(87,177)	6,689	(87,177)	6,689

Total other income (expense)	(70,739)	18,445	94,584	39,971

NET INCOME (LOSS)	$1,440,763	$1,227,399	$7,459,998	$(408,298)

Other comprehensive income
Unrealized gains (loss) on grain hedging contracts	(208,720)	168,795	(390,808)	826,053

COMPREHENSIVE INCOME	1,232,043	1,396,194	7,069,190	417,755

NET INCOME (LOSS) PER UNIT
BASIC AND DILUTED	$50.70	$43.19	$262.49	$(14.37)

WEIGHTED AVERAGE UNITS OUTSTANDING
BASIC AND DILUTED	28,420	28,420	28,420	28,420

WESTERN PLAINS ENERGY, L.L.C.

BALANCE SHEETS

	March 31, 2010	SEPTEMBER 30,2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$1,801,822	8,352,894
Accounts receivable	5,220,938	4,852,593
Accounts receivable - government subsidies	—	700,000
Inventory	5,971,543	2,899,434
Prepaid expense	431,730	436,674
Commodities trading accounts - futures and options contracts	275,414	94,771
Total current assets	13,701,447	17,336,366

PROPERTY AND EQUIPMENT
Land	701,872	701,872
Land improvements	1,237,029	1,220,677
Manufacturing equipment	39,218,326	39,029,728
Buildings	3,011,442	3,011,442
Vehicles	550,480	550,480
Grain Handling and other Equipment	4,946,789	3,742,557
Office equipment, furniture, fixtures	189,468	184,188
Construction-in-progress	2,032,789	679,828
Spare parts	842,809	727,145
	52,731,004	49,847,917
Less: Accumulated depreciation	(37,688,027)	(34,414,342)
	15,042,977	15,433,575

OTHER ASSETS
Investment in Industrial Development Revenue Bonds	32,000,000	32,000,000
Water rights	340,408	340,408
Loan origination fees, net	146,093	162,947
Financing fees, net	157,155	160,521
Deposits	97,834	97,834
	32,741,490	32,761,710

TOTAL ASSETS	$61,485,914	$65,531,651

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,286,845	$3,607,416
Accrued interest	5,000	5,056
Total current liabilities	4,291,845	3,612,472

LEASE OBLIGATION	32,000,000	32,000,000

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Class A Capital Units, 16,002 issued	10,910,140	10,910,140
Class B Capital Units, 12,068 issued	7,940,895	7,940,895
Class C Capital Units, 350 issued	250,000	250,000
Membership distributions	(87,378,600)	(75,584,300)
Accumulated comprehensive income	(2,321,954)	(1,931,146)
Retained earnings	95,793,588	88,333,590
Total members’ equity	25,194,069	29,919,179

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$61,485,914	$65,531,651